UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): November 20, 2000

                         APPLIED DIGITAL SOLUTIONS, INC.
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             (Exact name of registrant as specified in its charter)

                                    Missouri
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                 (State or other jurisdiction of incorporation)

                                    000-26020
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                            (Commission File Number)

                                   43-1641533
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                        (IRS Employer Identification No.)

            400 Royal Palm Way, Suite 410, Palm Beach, Florida 33480
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 561-366-4800



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Item 2.  Acquisition or Disposition of Assets

         On November 20, 2000, the Registrant consummated an agreement (the "Acquisition Agreement") with MCY.com, Inc., a Delaware corporation ("MCY"), pursuant to which the Registrant agreed to acquire certain license rights to proprietary technologies that will be integrated into existing product sets, most notably NetVu and the Digital Angel Delivery System which will provide data warehousing, management and distribution, customer service routing, and data security and authentication. The proprietary technologies are expected to provide complete functionality in areas such as fulfillment, customer service routing, credit card authorization, accounting management, information entry, file storage, and content management-distribution, and will form the basis of the Digital Angel Delivery System, offering key features such as integration and synchronization of Internet video and audio and data tracking, which are key to providing an efficient and secure site for Digital Angel subscribers.

         Pursuant to the terms of the Acquisition Agreement, the Registrant delivered approximately 11.8 million shares of its common stock to MCY for the exclusive rights to the proprietary technologies.

         Additional information with respect to the terms of the Acquisition Agreement is set forth in the Acquisition Agreement which is incorporated herein by reference and attached hereto as Exhibit 2.1.



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Item 7.  Financial Statements and Exhibits.

(a)      Financial statements of business acquired:

         Not applicable.

(b)      Pro forma financial information

         Not applicable.

(c)      Exhibits.

         2.1 MCY Agreement dated as of October 19, 2000 by and between MCY.com, Inc., a Delaware corporation and Applied Digital Solutions, Inc., a Missouri corporation.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    APPLIED DIGITAL SOLUTIONS, INC.
                                    (Registrant)


Date: December 5, 2000               /s/ David I. Beckett
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                                    David I. Beckett
                                    Vice President and General Counsel